NINTH AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of 29th July, 2024 (“Effective Date”), by and among the undersigned trusts on behalf of the series listed at Schedule I (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.

Certain of the Funds and BNY Mellon are parties to a Custody Agreement dated as of January 18, 2019, as amended (the “Agreement”), relating to BNY Mellon’s provision of services to certain of the Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made part of this Amendment.

TERMS:

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Allison Gardner
Name:	Allison Gardner
Title:	Senior Vice President

COLUMBIA ETF TRUST I

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer & Chief Accounting Officer

COLUMBIA ETF TRUST II

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer & Chief Accounting Officer

SCHEDULE I

(as of 29th July, 2024)

FUNDS

Columbia ETF Trust I

Columbia Diversified Fixed Income Allocation ETF

Columbia International Equity Income ETF f/k/a Columbia International ESG Equity Income ETF1

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Real Estate ETF

Columbia Research Enhanced Value ETF

Columbia Seligman Semiconductor and Technology ETF

Columbia Short Duration Bond ETF

Columbia Short Duration High Yield ETF

Columbia U.S. Equity Income ETF f/k/a Columbia U.S. ESG Equity Income ETF2

Columbia U.S. High Yield ETF

Columbia ETF Trust II

Columbia EM Core ex-China ETF

Columbia India Consumer ETF

Columbia Research Enhanced Emerging Economies ETF f/k/a Columbia Emerging Markets Consumer ETF3

EG Shares India Consumer Mauritius Subsidiary

1 Effective date of name change June 3, 2024

2 Effective date of name change June 3, 2024

3 Effective date of name change June 28, 2024.

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